HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer & Treasurer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2024 SECOND QUARTER RESULTS

Income Before Income Taxes Increased More Than 50% Year-Over-Year

170 Basis Points Year-Over-Year Increase in Homebuilding Gross Margin Percentage

Net Contracts per Community Increased Year-Over-Year to 13.9

MATAWAN, NJ, May 22, 2024 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2024.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2024:

  Total revenues were $708.4 million in the second quarter of fiscal 2024, compared with $703.7 million in the same quarter of the prior year. For the six months ended April 30, 2024, total revenues were $1.30 billion compared with $1.22 billion in the first half of fiscal 2023.
  Sale of homes revenues increased to $686.9 million (1,283 homes) in the fiscal 2024 second quarter compared with $670.7 million (1,225 homes) in the previous year’s second quarter. During the six months ended April 30, 2024, sale of homes revenues increased to $1.26 billion (2,346 homes) compared with $1.17 billion (2,163 homes) in the previous year’s first six months.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the second quarter of fiscal 2024 increased 47.5% to $119.0 million (177 homes) compared with $80.7 million (121 homes) for the three months ended April 30, 2023. For the first half of fiscal 2024, domestic unconsolidated joint ventures sale of homes revenues increased 48.1% to $235.9 million (344 homes) compared with $159.3 (228 homes) in the six months ended April 30, 2023.
  Sale of homes revenues, including domestic unconsolidated joint ventures, increased 7.3% to $805.9 million (1,460 homes) in the second quarter of fiscal 2024 compared with $751.4 million (1,346 homes) during the second quarter of fiscal 2023. During the six months ended April 30, 2024, sale of homes revenues, including domestic unconsolidated joint ventures, increased 12.5% to $1.50 billion (2,690 homes) compared with $1.33 billion (2,391 homes) during the first half of fiscal 2023.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 19.5% for the three months ended April 30, 2024, compared with 17.8% during the second quarter a year ago. During the first six months of fiscal 2024, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.9% compared with 18.1% in the same period of the prior fiscal year.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 22.6% during the fiscal 2024 second quarter compared with 20.9% in last year’s second quarter. For the six months ended April 30, 2024, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 22.3% compared with 21.2% in the first six months of the previous fiscal year.
  Total SG&A was $79.0 million, or 11.2% of total revenues, in the second quarter of fiscal 2024 compared with $75.5 million, or 10.7% of total revenues, in the second quarter of fiscal 2023. Total SG&A was $165.1 million, or 12.7% of total revenues, in the first six months of fiscal 2024 compared with $148.9 million, or 12.2% of total revenues, in the previous year’s first half.
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  Total interest expense as a percent of total revenues was 4.3% for the second quarter of fiscal 2024 compared with 5.1% for the second quarter of fiscal 2023. For the six months ended April 30, 2024, total interest expense as a percent of total revenues was 4.7% compared with 5.4% in the same period of the previous fiscal year.
  Income before income taxes for the second quarter of fiscal 2024 increased 50.4% to $69.4 million compared with $46.1 million in the second quarter of the prior fiscal year. For the first six months of fiscal 2024, income before income taxes increased 58.9% to $102.0 million compared with $64.2 million during the first half of the prior fiscal year.
  Net income increased 48.9% to $50.8 million, or $6.66 per diluted common share, for the three months ended April 30, 2024, compared with net income of $34.1 million, or $4.47 per diluted common share, in the same period of the previous fiscal year. For the first six months of fiscal 2024, net income was $74.7 million, or $9.57 per diluted common share, compared with net income of $52.9 million, or $6.74 per diluted common share, during the same period of fiscal 2023.
  EBITDA increased to $101.9 million for the second quarter of fiscal 2024 compared with $86.6 million for the second quarter of the prior year. For the first six months of fiscal 2024, EBITDA was $166.4 million compared with $136.1 million in the same period of the prior year.
  Consolidated contracts in the second quarter of fiscal 2024 increased to 1,512 homes ($785.8 million) compared with 1,477 homes ($785.7 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2024, increased to 1,761 homes ($961.2 million) compared with 1,614 homes ($876.8 million) in the second quarter of fiscal 2023.
  As of April 30, 2024, consolidated community count was 109 communities, compared with 114 communities April 30, 2023. Community count, including domestic unconsolidated joint ventures, was 132 as of April 30, 2024, compared with 128 communities at April 30, 2023. During the second quarter of fiscal 2024, three open for sale consolidated communities were contributed to an unconsolidated joint venture. Over the past twelve months, 11 open for sale consolidated communities were contributed to unconsolidated joint ventures.
  Consolidated contracts per community increased 6.9% year-over-year to 13.9 in the second quarter of fiscal 2024 compared with 13.0 contracts per community for the second quarter of fiscal 2023. Contracts per community, including domestic unconsolidated joint ventures, increased 5.6% to 13.3 in the three months ended April 30, 2024, compared with 12.6 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of April 30, 2024, decreased 14.7% to $1.13 billion compared with $1.32 billion as of April 30, 2023. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2024, decreased 2.1% to $1.51 billion compared with $1.54 billion as of April 30, 2023.
  The gross contract cancellation rate for consolidated contracts was 14% for the second quarter ended April 30, 2024 compared with 18% in the fiscal 2023 second quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 13% for the second quarter of fiscal 2024 compared with 18% in the second quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 39.5% and earnings before interest and income taxes return on investment (EBIT ROI) was 33.5%. We believe for the most recently reported trailing twelve-month periods, we had the highest ROE and the third highest EBIT ROI compared to 15 of our publicly traded peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2024:

  During the second quarter of fiscal 2024, land and land development spending was $230.5 million compared with $156.5 million in the same quarter one year ago. This is essentially the same as the first quarter of fiscal 2024, which was the highest amount of quarterly land and land development spend since we started reporting it in fiscal 2010. For the first half of fiscal 2024, land and land development spending was $460.9 million compared with $290.9 million in the same period one year ago. We are clearly focusing on growth.
  Total liquidity as of April 30, 2024 was $310.7 million, well above our targeted liquidity range of $170 million to $245 million.
  In the second quarter of fiscal 2024, approximately 6,300 lots were put under option or acquired in 63 consolidated communities.
  During the second quarter of fiscal 2024, repurchased 106,047 shares of common stock for $15.0 million or an average price of $141 per share.
  As of April 30, 2024, our total controlled consolidated lots were 36,841, an increase compared with both 28,657 lots at the end of the second quarter of the previous year and 33,576 lots at January 31, 2024. Based on trailing twelve-month deliveries, the current position equaled a 7.3 years’ supply.
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DEBT REDUCTION:

  Subsequent to the end of the quarter, the Company paid $31.5 million in cash and issued an additional $93.5 million principal amount of 10.0% Senior Secured 1.75 Lien Term Loans under the Credit Agreement due January 31, 2028 to retire $168.7 million principal amount of debt comprised of $64.0 million principal amount of 13.5% Senior Unsecured Notes due February 1, 2026, $39.6 million principal amount of existing Senior Unsecured Term Loans under the Credit Facility due February 1, 2027 and $65.2 million principal amount of existing 5.0% Senior Notes due February 1, 2040.
  Key benefits of the exchange are a principal reduction of $75 million of debt outstanding and a reduction in annual interest expense of approximately $8.5 million.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the third quarter of fiscal 2024 and for the full fiscal year. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $147.83 on April 30, 2024.
For the third quarter of fiscal 2024, total revenues are expected to be between $675 million and $775 million, adjusted homebuilding gross margin is expected to be between 21.5% and 23.5%, adjusted income before income taxes is expected to be between $65 million and $75 million and adjusted EBITDA is expected to be between $97 million and $107 million.
For the full fiscal year, total revenues are expected to be between $2.75 billion and $3.00 billion, adjusted homebuilding gross margin is expected to be between 21.5% and 23.0%, adjusted income before income taxes is expected to be between $265 million and $300 million, adjusted EBITDA is expected to be between $395 million and $430 million and fully diluted earnings per share is expected to be between $25 and $29. At the midpoint of our guidance, we anticipate our common book value per share to increase by 45% at October 31, 2024 to approximately $106 per share compared to last year’s value at year-end of $73 per share.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Given the rising mortgage rate environment, we are extremely pleased with our performance during the second quarter of fiscal 2024. Our adjusted EBITDA and adjusted pretax income were both significantly above the high end of our guidance,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer, “We are firmly in the higher-for-longer mortgage rate environment yet demand for new homes remains resilient. Our contracts per community for the second quarter of fiscal 2024 increased to 13.9, which was 22% higher than the average second quarter contracts per community since 1997. Website visits and foot traffic in our communities continues to be strong.”

“After paying down over $741 million of debt over the past several years, we are now in a position where we will shift our primary focus to growth rather than using cash flow for further debt reduction in the near term. We expect future revenue growth will facilitate the achievement of both economies of scale and higher levels of profits which will improve our credit metrics and enhance our balance sheet by increasing equity levels. The housing market continues to be driven by an ongoing shortage of housing supply, a stable economy with low levels of unemployment and robust demographic trends. We are optimistic that we will be able to capitalize on these positive fundamentals and continue to deliver top-tier industry returns to our shareholders,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2024 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, May 22, 2024. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

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Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and gain on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $182.0 million of cash and cash equivalents, $3.7 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of April 30, 2024.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; (26) public health issues such as major epidemic or pandemic; and (27) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2024 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
April 30, 2024
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Total revenues	$708,380	$703,661	$1,302,576	$1,219,027
Costs and expenses (1)	650,152	662,946	1,228,108	1,167,425
Gain on extinguishment of debt, net	-	-	1,371	-
Income from unconsolidated joint ventures	11,164	5,408	26,116	12,568
Income before income taxes	69,392	46,123	101,955	64,170
Income tax provision	18,556	11,977	27,215	11,308
Net income	50,836	34,146	74,740	52,862
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$48,167	$31,477	$69,402	$47,524

Per share data:
Basic:
Net income per common share	$7.12	$4.68	$10.22	$7.05
Weighted average number of common shares outstanding	6,457	6,166	6,477	6,176
Assuming dilution:
Net income per common share	$6.66	$4.47	$9.57	$6.74
Weighted average number of common shares outstanding	6,902	6,462	6,920	6,463

(1)  Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2024
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Income before income taxes	$69,392	$46,123	$101,955	$64,170
Inventory impairments and land option write-offs	237	137	539	614
Gain on extinguishment of debt, net	-	-	(1,371)	-
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$69,629	$46,260	$101,123	$64,784

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
April 30, 2024
Gross margin
(In thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Sale of homes	$686,929	$670,708	$1,260,565	$1,170,353
Cost of sales, excluding interest expense and land charges (1)	531,385	530,759	979,833	921,722
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	155,544	139,949	280,732	248,631
Cost of sales interest expense, excluding land sales interest expense	21,543	20,521	41,441	35,522
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	134,001	119,428	239,291	213,109
Land charges	237	137	539	614
Homebuilding gross margin	$133,764	$119,291	$238,752	$212,495

Homebuilding gross margin percentage	19.5%	17.8%	18.9%	18.1%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	22.6%	20.9%	22.3%	21.2%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	19.5%	17.8%	19.0%	18.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Land and lot sales	$213	$15,284	$1,553	$15,613
Cost of sales, excluding interest (1)	117	9,863	882	9,940
Land and lot sales gross margin, excluding interest and land charges	96	5,421	671	5,673
Land and lot sales interest expense	-	904	-	925
Land and lot sales gross margin, including interest	$96	$4,517	$671	$4,748

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
April 30, 2024
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income	$50,836	$34,146	$74,740	$52,862
Income tax provision	18,556	11,977	27,215	11,308
Interest expense	30,512	35,926	60,861	66,041
EBIT (1)	99,904	82,049	162,816	130,211
Depreciation and amortization	2,014	4,514	3,612	5,924
EBITDA (2)	101,918	86,563	166,428	136,135
Inventory impairments and land option write-offs	237	137	539	614
Gain on extinguishment of debt, net	-	-	(1,371)	-
Adjusted EBITDA (3)	$102,155	$86,700	$165,596	$136,749

Interest incurred	$34,530	$35,122	$66,491	$69,448

Adjusted EBITDA to interest incurred	2.96	2.47	2.49	1.97

(1)  EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.
(2)  EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.
(3)  Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
April 30, 2024
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$53,672	$60,795	$52,060	$59,600
Plus: interest incurred	34,530	35,122	66,491	69,448
Less: interest expensed	(30,512)	(35,926)	(60,861)	(66,041)
Less: interest contributed to unconsolidated joint venture (1)	(5,468)	-	(5,468)	(3,016)
Plus: interest acquired from unconsolidated joint venture (2)	-	283	-	283
Interest capitalized at end of period (3)	$52,222	$60,274	$52,222	$60,274

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the six months ended April 30, 2024 and 2023, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company closed out during the six months ended April 30, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
April 30, 2024
Calculation of Consolidated Adjusted EBIT ROI
						TTM
		For the quarter ended				ended
(Dollars in thousands)		7/31/2023	10/31/2023	1/31/2024	4/30/2024	4/30/2024
Consolidated EBIT		$103,164	$157,478	$62,912	$99,904	$423,458
Impairments and walk away		$308	$614	$302	$237	$1,461
Loss (gain) on extinguishment of debt		$4,082	$21,556	$(1,371)	$0	$24,267
Adjusted EBIT		$107,554	$179,648	$61,843	$100,141	$449,186
	As of
	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024
Total inventories	$1,484,992	$1,411,260	$1,349,186	$1,463,558	$1,417,058
Less liabilities from inventory not owned, net of debt issuance costs	200,299	145,979	124,254	114,658	86,618
Less capitalized interest	60,274	55,274	52,060	53,672	52,222
Plus investments in and advances to unconsolidated joint ventures	85,820	85,260	97,886	110,592	150,674	Five Quarter
Goodwill	-	-	-	-	-	Average
Inventories less consolidated inventory not owned and capitalized interest plus liabilities from inventory not owned	$1,310,239	$1,295,267	$1,270,758	$1,405,820	$1,428,892	$1,342,195
Consolidated Adjusted EBIT ROI						33.5%

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HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	April 30,	October 31,
	2024	2023
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$181,966	$434,119
Restricted cash and cash equivalents	8,370	8,431
Inventories:
Sold and unsold homes and lots under development	1,135,232	998,841
Land and land options held for future development or sale	138,641	125,587
Consolidated inventory not owned	143,185	224,758
Total inventories	1,417,058	1,349,186
Investments in and advances to unconsolidated joint ventures	150,674	97,886
Receivables, deposits and notes, net	24,975	27,982
Property and equipment, net	39,593	33,946
Prepaid expenses and other assets	72,747	69,886
Total homebuilding	1,895,383	2,021,436

Financial services	142,559	168,671

Deferred tax assets, net	279,704	302,833
Total assets	$2,317,646	$2,492,940

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$85,557	$91,539
Accounts payable and other liabilities	379,367	415,480
Customers’ deposits	45,619	51,419
Liabilities from inventory not owned, net of debt issuance costs	86,618	124,254
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	932,957	1,051,491
Accrued interest	18,220	26,926
Total homebuilding	1,548,338	1,761,109

Financial services	122,262	148,181

Income taxes payable	-	1,861
Total liabilities	1,670,600	1,911,151

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2024 and October 31, 2023	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,288,200 shares at April 30, 2024 and 6,247,308 shares at October 31, 2023	63	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 736,593 shares at April 30, 2024 and 776,750 shares at October 31, 2023	7	8
Paid in capital - common stock	747,001	735,946
Accumulated deficit	(87,795)	(157,197)
Treasury stock - at cost – 1,007,426 shares of Class A common stock at April 30, 2024 and 901,379 shares at October 31, 2023; 27,669 shares of Class B common stock at April 30, 2024 and October 31, 2023	(147,529)	(132,382)
Total Hovnanian Enterprises, Inc. stockholders’ equity	647,046	581,736
Noncontrolling interest in consolidated joint ventures	-	53
Total equity	647,046	581,789
Total liabilities and equity	$2,317,646	$2,492,940

(1) Derived from the audited balance sheet as of October 31, 2023

9

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2024	2023	2024	2023
Revenues:
Homebuilding:
Sale of homes	$686,929	$670,708	$1,260,565	$1,170,353
Land sales and other revenues	4,284	18,750	9,576	22,307
Total homebuilding	691,213	689,458	1,270,141	1,192,660
Financial services	17,167	14,203	32,435	26,367
Total revenues	708,380	703,661	1,302,576	1,219,027

Expenses:
Homebuilding:
Cost of sales, excluding interest	531,502	540,622	980,715	931,662
Cost of sales interest	21,543	21,425	41,441	36,447
Inventory impairments and land option write-offs	237	137	539	614
Total cost of sales	553,282	562,184	1,022,695	968,723
Selling, general and administrative	46,489	50,456	95,426	98,374
Total homebuilding expenses	599,771	612,640	1,118,121	1,067,097

Financial services	12,023	10,152	23,494	19,205
Corporate general and administrative	32,517	25,079	69,650	50,569
Other interest	8,969	14,501	19,420	29,594
Other (income) expenses, net	(3,128)	574	(2,577)	960
Total expenses	650,152	662,946	1,228,108	1,167,425
Gain on extinguishment of debt, net	-	-	1,371	-
Income from unconsolidated joint ventures	11,164	5,408	26,116	12,568
Income before income taxes	69,392	46,123	101,955	64,170
State and federal income tax provision:
State	5,231	1,083	7,437	3,294
Federal	13,325	10,894	19,778	8,014
Total income taxes	18,556	11,977	27,215	11,308
Net income	50,836	34,146	74,740	52,862
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$48,167	$31,477	$69,402	$47,524

Per share data:
Basic:
Net income per common share	$7.12	$4.68	$10.22	$7.05
Weighted-average number of common shares outstanding	6,457	6,166	6,477	6,176
Assuming dilution:
Net income per common share	$6.66	$4.47	$9.57	$6.74
Weighted-average number of common shares outstanding	6,902	6,462	6,920	6,463

10

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	549	413	32.9%	331	358	(7.5)%	800	875	(8.6)%
	Dollars	$326,975	$260,320	25.6%	$197,708	$211,535	(6.5)%	$538,053	$513,574	4.8%
	Avg. Price	$595,583	$630,315	(5.5)%	$597,305	$590,880	1.1%	$672,566	$586,942	14.6%
Southeast (3)
(FL, GA, SC)	Home	164	275	(40.4)%	246	174	41.4%	435	626	(30.5)%
	Dollars	$74,061	$132,954	(44.3)%	$128,369	$100,905	27.2%	$202,343	$351,392	(42.4)%
	Avg. Price	$451,591	$483,469	(6.6)%	$521,825	$579,914	(10.0)%	$465,156	$561,329	(17.1)%
West
(AZ, CA, TX)	Home	799	789	1.3%	706	693	1.9%	783	817	(4.2)%
	Dollars	$384,774	$392,418	(1.9)%	$360,852	$358,268	0.7%	$389,094	$459,819	(15.4)%
	Avg. Price	$481,569	$497,361	(3.2)%	$511,122	$516,981	(1.1)%	$496,927	$562,814	(11.7)%
Consolidated Total
	Home	1,512	1,477	2.4%	1,283	1,225	4.7%	2,018	2,318	(12.9)%
	Dollars	$785,810	$785,692	0.0%	$686,929	$670,708	2.4%	$1,129,490	$1,324,785	(14.7)%
	Avg. Price	$519,716	$531,951	(2.3)%	$535,408	$547,517	(2.2)%	$559,708	$571,521	(2.1)%
Unconsolidated Joint Ventures (2) (3) (4)
(excluding KSA JV)	Home	249	137	81.8%	177	121	46.3%	528	295	79.0%
	Dollars	$175,388	$91,063	92.6%	$119,011	$80,677	47.5%	$375,907	$213,533	76.0%
	Avg. Price	$704,369	$664,693	6.0%	$672,379	$666,752	0.8%	$711,945	$723,841	(1.6)%
Grand Total
	Home	1,761	1,614	9.1%	1,460	1,346	8.5%	2,546	2,613	(2.6)%
	Dollars	$961,198	876,755	9.6%	$805,940	$751,385	7.3%	$1,505,397	$1,538,318	(2.1)%
	Avg. Price	$545,825	543,219	0.5%	$552,014	$558,236	(1.1)%	$591,279	$588,717	0.4%

KSA JV Only
	Home	30	1	2,900.0%	5	0	0.0%	105	2,223	(95.3)%
	Dollars	$7,133	157	4,443.3%	$1,238	$0	0.0%	$19,853	$348,976	(94.3)%
	Avg. Price	$237,767	157,000	51.4%	$247,600	$0	0.0%	$189,076	$156,984	20.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

11

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(DE, MD, NJ, OH, PA, VA, WV)	Home	932	724	28.7%	663	729	(9.1)%	800	875	(8.6)%
	Dollars	$575,728	$446,170	29.0%	$387,697	$422,409	(8.2)%	$538,053	$513,574	4.8%
	Avg. Price	$617,734	$616,257	0.2%	$584,762	$579,436	0.9%	$672,566	$586,942	14.6%
Southeast (3)
(FL, GA, SC)	Home	274	439	(37.6)%	441	315	40.0%	435	626	(30.5)%
	Dollars	$142,732	$215,145	(33.7)%	$233,997	$174,641	34.0%	$202,343	$351,392	(42.4)%
	Avg. Price	$520,920	$490,080	6.3%	$530,605	$554,416	(4.3)%	$465,156	$561,329	(17.1)%
West
(AZ, CA, TX)	Home	1,433	1,102	30.0%	1,242	1,119	11.0%	783	817	(4.2)%
	Dollars	$691,702	$539,505	28.2%	$638,871	$573,303	11.4%	$389,094	$459,819	(15.4)%
	Avg. Price	$482,695	$489,569	(1.4)%	$514,389	$512,335	0.4%	$496,927	$562,814	(11.7)%
Consolidated Total
	Home	2,639	2,265	16.5%	2,346	2,163	8.5%	2,018	2,318	(12.9)%
	Dollars	$1,410,162	$1,200,820	17.4%	$1,260,565	$1,170,353	7.7%	$1,129,490	$1,324,785	(14.7)%
	Avg. Price	$534,355	$530,163	0.8%	$537,325	$541,079	(0.7)%	$559,708	$571,521	(2.1)%
Unconsolidated Joint Ventures (2) (3) (4)
(excluding KSA JV)	Home	401	242	65.7%	344	228	50.9%	528	295	79.0%
	Dollars	$275,493	$162,744	69.3%	$235,946	$159,347	48.1%	$375,907	$213,533	76.0%
	Avg. Price	$687,015	$672,496	2.2%	$685,890	$698,890	(1.9)%	$711,945	$723,841	(1.6)%
Grand Total
	Home	3,040	2,507	21.3%	2,690	2,391	12.5%	2,546	2,613	(2.6)%
	Dollars	$1,685,655	$1,363,564	23.6%	$1,496,511	$1,329,700	12.5%	$1,505,397	$1,538,318	(2.1)%
	Avg. Price	$554,492	$543,903	1.9%	$556,324	$556,127	0.0%	$591,279	$588,717	0.4%

KSA JV Only
	Home	99	10	890.0%	44	0	0.0%	105	2,223	(95.3)%
	Dollars	$21,241	$1,555	1,266.0%	$9,512	$0	0.0%	$19,853	$348,976	(94.3)%
	Avg. Price	$214,556	$155,500	38.0%	$216,182	$0	0.0%	$189,076	$156,984	20.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of April 30, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended January 31, 2023. Also reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	156	49	218.4%	90	61	47.5%	292	115	153.9%
(Excluding KSA JV)	Dollars	$123,347	$35,988	242.7%	$65,531	$41,573	57.6%	$238,635	$82,935	187.7%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$790,686	$734,449	7.7%	$728,122	$681,525	6.8%	$817,243	$721,174	13.3%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	60	73	(17.8)%	69	49	40.8%	195	161	21.1%
(FL, GA, SC)	Dollars	$35,503	$46,755	(24.1)%	$44,243	$33,050	33.9%	$117,650	$119,901	(1.9)%
	Avg. Price	$591,717	$640,479	(7.6)%	$641,203	$674,490	(4.9)%	$603,333	$744,727	(19.0)%
West
(Unconsolidated Joint Ventures)	Home	33	15	120.0%	18	11	63.6%	41	19	115.8%
(AZ, CA, TX)	Dollars	$16,538	$8,320	98.8%	$9,237	$6,054	52.6%	$19,622	$10,697	83.4%
	Avg. Price	$501,152	$554,667	(9.6)%	$513,167	$550,364	(6.8)%	$478,585	$563,000	(15.0)%
Unconsolidated Joint Ventures (2) (3) (4)
(Excluding KSA JV)	Home	249	137	81.8%	177	121	46.3%	528	295	79.0%
	Dollars	$175,388	$91,063	92.6%	$119,011	$80,677	47.5%	$375,907	$213,533	76.0%
	Avg. Price	$704,369	$664,693	6.0%	$672,379	$666,752	0.8%	$711,945	$723,841	(1.6)%

KSA JV Only
	Home	30	1	2,900.0%	5	0	0.0%	105	2,223	(95.3)%
	Dollars	$7,133	$157	4,443.3%	$1,238	$0	0.0%	$19,853	$348,976	(94.3)%
	Avg. Price	$237,767	$157,000	51.4%	$247,600	$0	0.0%	$189,076	$156,984	20.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Northeast (2) (3)
(Unconsolidated Joint Ventures)	Home	227	99	129.3%	181	126	43.7%	292	115	153.9%
(Excluding KSA JV)	Dollars	$180,703	$75,921	138.0%	$133,707	$92,349	44.8%	$238,635	$82,935	187.7%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$796,048	$766,879	3.8%	$738,713	$732,929	0.8%	$817,243	$721,174	13.3%
Southeast (3)
(Unconsolidated Joint Ventures)	Home	115	112	2.7%	119	80	48.8%	195	161	21.1%
(FL, GA, SC)	Dollars	$66,671	$69,720	(4.4)%	$79,521	$55,247	43.9%	$117,650	$119,901	(1.9)%
	Avg. Price	$579,748	$622,500	(6.9)%	$668,244	$690,588	(3.2)%	$603,333	$744,727	(19.0)%
West
(Unconsolidated Joint Ventures)	Home	59	31	90.3%	44	22	100.0%	41	19	115.8%
(AZ, CA, TX)	Dollars	$28,119	$17,103	64.4%	$22,718	$11,751	93.3%	$19,622	$10,697	83.4%
	Avg. Price	$476,593	$551,710	(13.6)%	$516,318	$534,136	(3.3)%	$478,585	$563,000	(15.0)%
Unconsolidated Joint Ventures (2) (3) (4)
(Excluding KSA JV)	Home	401	242	65.7%	344	228	50.9%	528	295	79.0%
	Dollars	$275,493	$162,744	69.3%	$235,946	$159,347	48.1%	$375,907	$213,533	76.0%
	Avg. Price	$687,015	$672,496	2.2%	$685,890	$698,890	(1.9)%	$711,945	$723,841	(1.6)%

KSA JV Only
	Home	99	10	890.0%	44	0	0.0%	105	2,223	(95.3)%
	Dollars	$21,241	$1,555	1,266.0%	$9,512	$0	0.0%	$19,853	$348,976	(94.3)%
	Avg. Price	$214,556	$155,500	38.0%	$216,182	$0	0.0%	$189,076	$156,984	20.4%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of April 30, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended January 31, 2023. Also reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14